Exhibit 5.1

                                                   November 1, 2000

Steakhouse Partners, Inc.
10200 Willow Creek Road
San Diego, California  92131

                  Re:      Registration Statement on Form S-8
                           Relating to 6,650,000 shares of
                           Common Stock, $.01 par value, of
                           Steakhouse Partners, Inc.

Gentlemen:

         We are counsel to Steakhouse Partners, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 6,650,000 shares (the "Shares") of the Company's common stock, par value $.01, issuable upon the exercise of options granted, as well as stock options to be granted, pursuant to the Galveston's Steakhouse Corp. 1999 Stock Option Plan (the "Galveston Plan"), the Company's 1999 Stock Option Plan (the "1999 Plan"), the Company's Year 2000 Incentive Plan (the "2000 Plan") and the Company's Millennium Consultant Stock Plan (the "Consultant Plan"). Galveston Steakhouse Corp. is a predecessor of the Company.

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the Galveston Plan, the 1999 Plan, the 2000 Plan and the Consultant Plan, resolutions of the Board of Directors of the Company relating to the adoption of the Consultant Plan and the proposed registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued upon exercise of any options duly granted pursuant to the terms of the Galveston Plan, the 1999 Plan, the 2000 Plan and the Consultant Plan, and the Shares to be granted pursuant to the terms of the Consultant Plan, have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the subject plan and certificates therefore have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to this firm under the heading "Interests of Named Experts and Counsel." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Lehman & Eilen LLP

                                                     LEHMAN & EILEN LLP